AMENDMENT 1

This First Amendment to the Exclusive License Agreement between ULRF and Qualigen Therapeutics, Inc. ("Amendment 1"), effective as of the last signature below ("Effective Date"), is entered into by the University of Louisville Research Foundation, Inc., (ULRF), a Kentucky 501 (c) 3 non-profit corporation having an office at 300 East Market Street, Suite 300, Louisville, Kentucky, 40202 as the agent of the University of Louisville ("UofL") for receiving grants and research agreements from external funding sources and which owns and controls intellectual property on behalf of UofL; and Qualigen Therapeutics, Inc. ("Company"), having principal offices located at 2042 Corte Del Nogal, Carlsbad, CA 92011.

WHEREAS, Company and ULRF have entered into an Exclusive License Agreement effective as of July 17, 2020, (Agreement) to commercialize Ras small molecule inhibitors (ULRF reference #17036);

WHEREAS, the Company supported research at UofL for further development of the licensed technology under sponsored research agreement, ULRF ref. #OIEN190779 ("SRA"), that resulted in a new ULRF technology, ULRF reference #21035, and the filing of a related patent application,

WHEREAS, Company exercised its option under the SRA to license the new ULRF technology, and ULRF desires to grant a license to Company to make, have made, use, sell, offer for sale and import products, methods, and services, and

WHEREAS, the parties now wish to amend the Agreement to include the new technology in the Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and representations set forth herein, the parties agree as follows:

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1) Definition of Inventors in Section 1.4 is hereby replaced in its entirety with the following:

   "Inventors" means: Drs. Geoff Clark, John Trent, Joseph Burlison and Nagaraju Miriyala.

2) Exhibit A is amended to include the following new technology:

   - Provisional Patent Application based on ULRF ref. #20010 to be filed within six (6) months of the Effective Date of this Amendment 1.

3) Company will reimburse ULRF within thirty (30) days following invoice for all patent costs for the new technology, ULRF ref. #21035, incurred prior to the

Effective Date of this Amendment 1. In accordance with Section 9.2(b) of the Agreement, Company will reimburse ULRF for all ongoing patent costs for the added technology, ULRF ref. #21035 incurred on or after the Effective Date.

4) In consideration of including the new technology, ULRF ref. #21035, in the Agreement, Company will pay to ULRF an amendment fee of five thousand dollars ($5,000) due within ten (10) calendar days of the Effective Date

Except as amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

ACKNOWLEDGED AND AGREED:

THE UNIVERSITY OF LOUISVILLE RESEARCH FOUNDATION INC.
By:
T. Allen Morris — Digitally signed by T. Allen Morris Date: 2021.03.17 15:57:22 -04'00'

T. Allen Morris, Ph.D. M.B.A.
Executive Director
Commercialization EPI-Center

Date

COMPANY: QUALIGEN THERAPEUTICS, Inc.
By:

Michael S. Poirier
President/CEO

March 16, 2021
Date

4836-3441-8145v2/101252-0000